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                                                                      Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE                                   COMPANY CONTACT:
                                                        Stanley J. Musial
                                                        Chief Financial Officer
                                                        (302) 456-6789
                                                        www.sdix.com
                                                        ------------


         STRATEGIC DIAGNOSTICS ANNOUNCES LAUNCH OF ITS LISTERIA PRODUCT
                    AND PROVIDES SECOND QUARTER 2004 OUTLOOK

NEWARK, DEL., JUNE 15, 2004 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of antibody products and rapid analytical and bio-detection test systems for the food safety and water quality markets, announced the launch of its Listeria product and provided a financial outlook for the second quarter ending June 30, 2004.

SDI has received AOAC approval for its new Listeria assay for environmental and food applications. The launch of this product delivers a clearly differentiated solution to the customer. The Listeria assay has industry-leading sensitivity and specificity for Listeria species, while providing the customer with the industry's only one-step 40 hour enrichment protocol. This allows customers to gain a considerable reduction in their total cost of use, while delivering uncompromising quality in test results. With this approval, the Listeria test is now commercially available. Of the seven prospect trial sites that have evaluated the pre-commercial test, four have begun purchasing as regular customers. Two more sites, which would not adopt the test prior to AOAC approval, are now expected to implement the method.

SDI expects to report second quarter results in a range between a net loss of $0.01 per share and net income of $0.01 per share on revenue between $5.0 million and $5.6 million.

Over the prior three quarters, the Company's revenues have remained essentially unchanged while margins have increased in large part as a result of the Company's continuing efforts to re-engineer process and organization. Revenue in the second quarter of 2004 is expected to decrease as compared to the last three quarters, based on several factors that have been previously discussed, including:

     o Sales of older test kit products and product lines have declined at a faster rate than revenue generation from new product introductions and sales, including the rate of attrition of sales of the Company's tests for StarLink(TM) corn and environmental test kits.

     o Large, one-time equipment sales made during the "Orange" terror alert in the second quarter of 2003 have not been replaced by new sales.

     o The Company's continuing efforts to remediate or decline business that results in non-margin producing revenue. In this regard, the Company discontinued its catalog antibody business at the end of 2003, several "build to order" test kit products have been discontinued or re-priced and three management agreements for monoclonal antibody services in low margin applications were discontinued or reduced.

     o An unexpected decline in demand for polyclonal antibody services in the first five months of 2004 compared to the same period in the prior year. The number of customers has remained constant, but the number of customer projects has dropped from the high levels experienced in the second quarter of 2003.

Though the Company is facing a number of challenges in the first half of the year, it continues to make progress in repositioning its offerings for sustainable growth going forward. In the antibody business, full-service customer monoclonal work has increased by 18% over the same period in 2003. The Company continues to position itself as

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a sought-after partner for the outsourcing of both monoclonal and polyclonal services. Process improvements have given the business a strong pricing position. The Company benefits from a leading staff of antibody production experts and will soon be announcing the introduction of a new, web-based, project tracking system, which its customers can use to maintain information on all of their polyclonal antibody programs.

The Company has continued to expand its sales of food pathogen tests, and year-to-date sales through May 2004 have increased 56% versus the same period in the prior year. The introduction of Listeria gives SDI unique assays for the testing of all three of the key food pathogens: E.coli, Salmonella and Listeria. The Company expects continued and accelerating growth in this part of the business.

Despite decreases in StarLink(TM) test sales, the Company's agricultural product line is producing a double digit increase versus prior year. The Company continues to develop and introduce new tests in both the crop and seed segments of the business. The unique features and applications of these tests improve both the efficiency and cost effectiveness of customer operations by giving them the simplest method and shortest time to an actionable piece of testing information. As previously reported, the Company executed a sizeable sale associated with tests for soybean trait detection in the Brazilian market this spring. The Company continues to work with these customers to meet new requirements for tests in support of their future marketing efforts.

The Microtox(R) test system will be in use during this summer's Olympic Games in Athens, Greece, demonstrating the practicality of this test for quickly determining potentially toxic changes in water quality and fitness for consumption. The Company believes that it has developed the most robust process method available for rapid detection and response to potential contamination by over 2,500 different toxins.

Three new sales professionals have joined the Company in the last 60 days in support of its food pathogen and water quality programs, and the Company plans to fill additional sales and marketing positions. The Company continues to raise sales expectations as it hires and trains new salespeople, and maintains its efforts to commercializing new products and services such as Listeria and water security testing program.

Commenting on the Company's performance, Matt Knight, President and CEO said, "We see progress in our efforts to reposition the Company for profitable growth. We are gaining focus on growth within both established and emerging markets in water, food safety, agriculture and antibody outsourcing. All of these markets allow us to use our core expertise in bio-detection technologies to deliver value-added solutions to our customers. The talents and capabilities of our organization are getting stronger, and along with it, our ability to compete. We continue to deal with the resolution of opportunistic and one time sales that have made for difficult sales comparisons in a company our size."

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, ability to deliver new products on time and within budget, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining third party or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

SDI has not in the past provided earnings guidance and does not expect to do so in the future, unless required by law. In addition, SDI will not update the guidance provided in this release unless required by law.